Exhibit 99.1

Pitney Bowes Announces Full Year And Fourth Quarter 2016 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--February 1, 2017--Pitney Bowes Inc. (NYSE:PBI), a global technology company providing innovative technology solutions to power commerce, today reported financial results for the full year and the fourth quarter 2016. The Company also has provided an update to its annual guidance for 2017.

Full-Year 2016:

  Revenue of $3.4 billion, a decline of 5 percent; a decline of 4 percent when adjusted for the impact of currency; a decline of 3 percent when adjusted for both the impact of currency and market exits
  GAAP EPS of $0.50; Adjusted EPS of $1.68
  GAAP cash from operations of $491 million; free cash flow of $430 million
  Issued $600 million of 5 year notes and redeemed the Pitney Bowes International Holdings, Inc. preferred stock of $300 million
  Repurchased 10.5 million shares of common stock

Fourth Quarter 2016:

  Revenue of $887 million, a decline of 5 percent; a decline of 4 percent when adjusted for the impact of currency and market exits
  GAAP EPS loss of $0.44; Adjusted EPS of $0.53
  GAAP EPS includes a non-cash $0.89 per share goodwill impairment charge related to the Software Solutions business
  GAAP cash from operations of $200 million; free cash flow of $164 million

“Our fourth quarter and full-year results were not what we wanted or expected,” said Marc B. Lautenbach, President and Chief Executive Officer. “While we were disappointed in our fourth quarter performance, especially in our Software Solutions business, we closed the year with much of the heavy lifting and short-term disruptions from our transformation initiatives behind us. We are poised to take advantage of all of the hard work we completed in 2016 and over the past four years. Going forward, I remain confident in our long-term strategy, our competitive position, our operational excellence initiatives, and our ability to unlock value for our shareholders.”

Full Year 2016 Results

Revenue totaled $3.4 billion for the year, which was a decline of 5 percent versus prior year. Revenue declined 4 percent versus the prior year when adjusted for the impact of currency and declined 3 percent when adjusted for the impact of currency and previously exited direct operations (market exits) in Mexico, South Africa and five markets in Asia.

Generally Accepted Accounting Principles earnings per diluted share (GAAP EPS) were $0.50, which included $0.22 per share for restructuring and asset impairment charges, $0.03 per share charge from the redemption of the preferred stock of the Company’s Pitney Bowes International Holdings (PBIH) subsidiary, $0.02 from loss on dispositions and $0.01 loss for discontinued operations.

In addition, the Company recorded a non-cash estimate of $0.88 per share goodwill impairment charge related to the Software Solutions business principally as a result of recent operating experience. The Company expects to finalize the valuation assessment and resulting goodwill impairment charge at the time the 10-K is filed and does not anticipate any material adjustment.

Adjusted earnings per diluted share from continuing operations (Adjusted EPS) were $1.68. The Company uses Adjusted EPS to measure performance.

GAAP cash flow from operations for the year was $491 million while free cash flow was $430 million. During the year, the Company used cash to pay $197 million for share repurchases, $141 million in dividends to common shareholders and $65 million in restructuring payments.

Fourth Quarter 2016 Results

Revenue totaled $887 million for the quarter, which was a decline of 5 percent versus prior year. Revenue declined 4 percent versus the prior year when adjusted for the impact of currency and market exits.

Digital Commerce Solutions revenue declined 2 percent on a reported basis and grew 1 percent on a constant currency basis. Double-digit revenue growth in ecommerce marketplace and retail was offset by a decline in Software Solutions and office shipping revenues.

Enterprise Business Solutions revenue declined 5 percent. Revenue declined 3 percent compared to the prior year when adjusted for the impact of currency and market exits. Revenue declined in both Production Mail and Presort Services.

Small and Medium Business (SMB) Solutions revenue declined 7 percent. Revenue declined 6 percent when adjusted for the impact of currency and market exits. North America and International Mailing both contributed to the decline.

GAAP EPS was a loss of $0.44, which included a non-cash estimate of $0.89 per share goodwill impairment charge, $0.05 per share for restructuring and asset impairment charges, $0.01 per share from the redemption of the preferred stock of the Company’s PBIH subsidiary and $0.01 from loss on dispositions. Adjusted EPS were $0.53, which grew $0.05 per share over prior year.

GAAP cash flow from operations for the quarter was $200 million while free cash flow was $164 million. In comparison to the prior year, free cash flow improved largely due to timing of working capital requirements. During the quarter, the Company used cash to pay $35 million in dividends to common shareholders and $14 million in restructuring payments.

The Company’s earnings per share results for the fourth quarter and full year are summarized in the table below:

	Fourth Quarter		Full Year
	2016	2015	2016	2015
GAAP EPS	($0.44)	$0.44	$0.50	$2.03
Discontinued operations – (income) loss	-	($0.03)	$0.01	($0.03)
GAAP EPS from continuing operations	($0.44)	$0.41	$0.52	$2.00
Goodwill impairment charge	$0.89	-	$0.88	-
Restructuring charges and asset impairments, net	$0.05	$0.05	$0.22	$0.09
Preferred stock redemption	$0.01	-	$0.03	-
Impact of acquisition / divestiture transactions	$0.01	$0.02	$0.02	($0.32)
Legal settlement	-	-	-	$0.02
Investment divestiture	-	-	-	($0.04)
Adjusted EPS	$0.53	$0.48	$1.68	$1.75

*	The sum of the earnings per share may not equal the totals above due to rounding.

Debt Management

During the year, the Company issued $600 million of 3.375 percent 5-year fixed rate notes. The issuance was a debt neutral transaction as the Company paid down commercial paper outstanding and redeemed all $300 million of outstanding shares of the PBIH preferred stock on November 1, 2016. The Company had no commercial paper outstanding as of December 31, 2016.

Fourth Quarter 2016 Business Segment Reporting

The Company’s business segment reporting reflects the clients served in each market and the way it manages these segments for growth and profitability. The reporting segment groups are the SMB Solutions group; the Enterprise Business Solutions group; and the Digital Commerce Solutions group. The segment results for the quarter and prior year may not equal the subtotals for each segment group due to rounding.

The SMB Solutions group offers mailing equipment, financing, services and supplies for small and medium businesses to efficiently create mail and evidence postage. This group includes the North America Mailing and International Mailing segments. North America Mailing includes the operations of U.S. and Canada Mailing. International Mailing includes all other SMB operations around the world.

The Enterprise Business Solutions group includes the global Production Mail and Presort Services segments. Production Mail provides mailing and printing equipment and services for large enterprise clients to process mail. Presort Services provides sortation services to qualify large mail volumes for postal worksharing discounts.

The Digital Commerce Solutions group includes the Software Solutions and Global Ecommerce segments. Software Solutions provide customer engagement, customer information and location intelligence software. Global Ecommerce facilitates global cross-border ecommerce transactions and shipping solutions for businesses of all sizes.

SMB Solutions Group

($ millions)	Fourth Quarter
Revenue	2016	2015	Y/Y Reported	Y/Y Ex Currency	Y/Y Ex Currency & Market Exits*
North America Mailing	$341	$363	(6%)	(6%)	(6%)
International Mailing	101	114	(11%)	(6%)	(4%)
SMB Solutions Total	$442	$477	(7%)	(6%)	(6%)

EBIT
North America Mailing	$138	$165	(16%)
International Mailing	12	14	(16%)
SMB Solutions Total	$151	$179	(16%)

*	Excluding $6.2 million related to the impact of currency and $1.7 million related to the divested revenues resulting from the exit of direct operations in Mexico, South Africa and five markets in Asia.

North America Mailing

Compared to the prior year, overall revenue was primarily affected by lower financing and supplies revenues, as well as some weakness in equipment sales at the end of the quarter. EBIT margin was lower than prior year largely due to the decline in higher-margin recurring revenue streams.

International Mailing

Excluding the effects from currency and market exits, revenue declined at a mid-single digit rate. Equipment sales declined from prior year as strong growth in France was more than offset by weakness in the UK and Italy. Italy’s year-to-year decline was a result of a large government transaction in the prior year. The decline in recurring revenue streams was consistent with the prior quarter. EBIT margin was down versus prior year due to the decline in higher-margin recurring revenue streams partially offset by lower expenses.

Enterprise Business Solutions Group

($ millions)	Fourth Quarter
Revenue	2016	2015	Y/Y Reported	Y/Y Ex Currency	Y/Y Ex Currency & Market Exits*
Production Mail	$115	$122	(6%)	(5%)	(4%)
Presort Services	118	122	(3%)	(3%)	(3%)
Enterprise Business Total	$233	$245	(5%)	(4%)	(3%)

EBIT
Production Mail	$19	$17	11%
Presort Services	26	28	(6%)
Enterprise Business Total	$45	$45	0%

*	Excluding $1.2 million related to the impact of currency and $1.8 million related to the divested revenues resulting from the exit of direct operations in Mexico, South Africa and five markets in Asia

Production Mail

Equipment sales grew 1 percent over prior year on higher inserter equipment placements. Support services revenue declined as a result of the shift from in-house mail production to third party service bureaus who tend to self-service, as well as reduced service revenue associated with the market exits. EBIT margin improved from prior year driven by equipment sales margin and lower expenses.

Presort Services

The revenue decline was driven by lower First Class volumes along with lower average revenue per piece of mail processed largely as a result of the earlier USPS rate change. This was somewhat offset by an increase in Standard Class mail volumes processed.

Digital Commerce Solutions Group

($ millions)	Fourth Quarter
Revenue	2016	2015	Y/Y Reported	Y/Y Ex Currency
Software Solutions	$91	$103	(12%)	(9%)
Global Ecommerce	121	112	8%	10%
Digital Commerce Total	$212	$215	(2%)	1%

EBIT
Software Solutions	$12	$14	(10%)
Global Ecommerce	10	9	12%
Digital Commerce Total	$23	$23	(1%)

Software Solutions

The revenue decline was driven by several anticipated large deals which did not get completed in the last few weeks of the quarter. Customer Engagement and Location Intelligence license revenues declined but were partly offset by growth in Customer Information Management licenses. The Company continues to invest in expanding the indirect channel and training partner sales and technical resources to build future partner-led pipeline and revenue. The Company has made changes to the sales organization structure to improve the direct salesforce effectiveness. EBIT margin improved slightly mostly due to lower expenses.

Global Ecommerce

Excluding the effects of currency, Ecommerce marketplace and retail revenues grew 18 percent from prior year. This was driven by strong growth in UK outbound marketplace and retail volumes. Revenue grew despite a stronger U.S. dollar versus prior year. The Ecommerce marketplace and retail revenue growth was partially offset by a decline in office shipping.

EBIT margin increased versus the prior year due to cross border synergy savings and revenue growth. This was partially offset by a decline in higher-margin domestic office shipping and higher research and development costs.

2017 Guidance

This guidance discusses future results, which are inherently subject to unforeseen risks and developments. As such, discussions about the business outlook should be read in the context of an uncertain future, as well as the risk factors identified in the safe harbor language at the end of this release and as more fully outlined in the Company's 2015 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission.

This guidance excludes any unusual items that may occur or additional portfolio or restructuring actions, not specifically identified, as the Company implements plans to further streamline its operations and reduce costs. Revenue guidance is provided on a constant currency basis. The Company cannot reasonably predict the impact that future changes in currency exchange rates will have on revenue and net income. Additionally, the Company cannot provide GAAP EPS and GAAP cash from operations guidance due to the uncertainty of future potential restructurings, goodwill and asset write-downs, unusual tax settlements or payments and contributions to its pension funds, acquisitions, divestitures and other potential adjustments, which could (individually or in the aggregate) have a material impact on the Company’s performance. The Company’s guidance is based on an assumption that the global economy and foreign exchange markets in 2017 will not change significantly.

Based on 2016 results, including the final fourth quarter outcome, the Company is updating its 2017 annual guidance, principally to reflect a more conservative outlook for the Software Solutions business.

The Company now expects, for the full year 2017:

  Revenue, on a constant currency basis, to be in the range of a 2 percent decline to 1 percent growth when compared to 2016.
  Adjusted EPS to be in the range of $1.70 to $1.85 compared to the original range of $1.80 to $1.95.
  Free cash flow to be in the range of $400 million to $460 million compared to the original range of $415 million to $485 million.

In 2017, the Company expects:

  Revenue to benefit from improving trends throughout the year from the following:
    SMB new products and digital capabilities;
    Ecommerce volume growth;
    Software partner channel expansion and improvement in the direct channel;
    Expansion of the Presort Services network and the January 2017 USPS rate change.
  Ongoing improvement in cost and expense driven by the expected benefits from the Company’s operational excellence initiatives.
  Incremental Marketing expense related to enhancing the Company’s digital capabilities.
  Normalization of variable compensation compared to 2016.
  A tax rate on adjusted earnings expected to be in the range of 31 to 35 percent.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. ET. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pb.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI), is a global technology company powering billions of transactions – physical and digital – in the connected and borderless world of commerce. Clients around the world, including 90 percent of the Fortune 500, rely on products, solutions and services from Pitney Bowes in the areas of customer information management, location intelligence, customer engagement, shipping, mailing, and global ecommerce. And with the innovative Pitney Bowes Commerce Cloud, clients can access the broad range of Pitney Bowes solutions, analytics, and APIs to drive commerce. For additional information visit Pitney Bowes, the Craftsmen of Commerce, at www.pitneybowes.com.

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in our disclosures we use certain non-GAAP measures, such as adjusted earnings before interest and taxes, Adjusted EPS, revenue growth on a constant currency basis, revenue excluding the impact of currency and market exits, free cash flow and Segment EBIT.

The Company reports measures such as adjusted earnings before interest and taxes (EBIT) and Adjusted EPS and adjusted income from continuing operations to exclude the impact of special items like restructuring charges, tax adjustments, goodwill and asset write-downs, and costs related to recent dispositions and market exits. While these are actual Company expenses, they can mask underlying trends associated with its business. Such items are often inconsistent in amount and frequency and as such, the adjustments allow an investor greater insight into the current underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency measures are intended to help investors better understand the underlying operational performance of the business excluding the impacts of shifts in currency exchange rates over the period. Constant currency is calculated by converting our current quarter reported results using the prior year’s exchange rate for the comparable quarter. In addition, this quarter the Company reported the comparison of “revenue excluding the impact of currency and market exits” to prior year, which excludes the impact of changes in foreign currency exchange rates since the prior period and also excludes the revenues associated with the recent market exits in several smaller markets. This comparison allows an investor insight into the underlying revenue performance of the business and true operational performance from a comparable basis to prior period. A reconciliation of reported revenue to constant currency revenue, as well as reported revenue to “revenue excluding the impact of currency and market exits” can be found in the Company’s attached financial schedules.

The Company reports free cash flow in order to provide investors insight into the amount of cash that management could have available for other discretionary uses. Free cash flow adjusts GAAP cash from operations for capital expenditures, restructuring payments, unusual tax settlements, contributions to the Company’s pension fund and cash used for other special items. A reconciliation of GAAP cash from operations to free cash flow can be found in the Company’s attached financial schedules.

In addition, Management uses segment EBIT to measure profitability and performance at the segment level. Segment EBIT is determined by deducting from revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and goodwill and asset impairments, which are recognized on a consolidated basis. A reconciliation of Segment EBIT to the Company’s total Net Income can be found in the Company’s attached financial schedules.

Pitney Bowes has provided a quantitative reconciliation to GAAP in supplemental schedules. This information may also be found at the Company's web site www.pb.com/investorrelations.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about its future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: mail volumes; the uncertain economic environment; timely development, market acceptance and regulatory approvals, if needed, of new products; fluctuations in customer demand; changes in postal regulations; interrupted use of key information systems; the ability to protect the Company’s information technology systems against service interruptions, misappropriation of data, or breaches of security resulting from cyber-attacks or other events; management of outsourcing arrangements; the implementation of a new enterprise business platform; changes in business portfolio; the success of our investment in rebranding the Company; the risk of losing some of the Company’s larger clients in the Global Ecommerce segment; integrating newly acquired businesses, including operations and product and service offerings; foreign currency exchange rates; changes in our credit ratings; management of credit risk; changes in interest rates; the financial health of national posts; increased customs and regulatory risks associated with cross-border transactions; and other factors beyond its control as more fully outlined in the Company's 2015 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue and EBIT by business segment; and reconciliation of GAAP to non-GAAP measures for the three and twelve months ended December 31, 2016 and 2015, and consolidated balance sheets as of December 31, 2016 and December 31, 2015 are attached.

Pitney Bowes Inc.
Consolidated Statements of Income
(Unaudited; in thousands, except share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Revenue:
Equipment sales	$190,306	$199,831	$675,451	$695,159
Supplies	64,051	72,925	262,682	288,103
Software	90,901	103,265	348,661	386,506
Rentals	103,032	107,934	412,738	441,663
Financing	89,632	103,043	366,547	410,035
Support services	129,188	139,149	512,820	554,764
Business services	219,959	210,800	827,676	801,830

Total revenue	887,069	936,947	3,406,575	3,578,060

Costs and expenses:
Cost of equipment sales	96,201	98,363	331,942	331,069
Cost of supplies	20,758	22,890	81,420	88,802
Cost of software	26,345	27,996	105,841	113,580
Cost of rentals	21,089	21,061	76,040	84,188
Financing interest expense	13,866	17,620	55,241	71,791
Cost of support services	70,895	78,107	295,685	322,960
Cost of business services	151,152	140,642	568,509	546,201
Selling, general and administrative	283,882	340,643	1,200,327	1,279,961
Research and development	31,545	26,463	121,306	110,156
Goodwill impairment	168,563	-	168,563	-
Restructuring charges and asset impairments, net	13,793	11,477	63,296	25,782
Interest expense, net	26,576	22,383	88,970	87,583
Other expense (income), net	-	78	536	(94,838)

Total costs and expenses	924,665	807,723	3,157,676	2,967,235

(Loss) income from continuing operations before income taxes	(37,596)	129,224	248,899	610,825
Provision for income taxes	38,235	44,204	131,850	189,778

(Loss) income from continuing operations	(75,831)	85,020	117,049	421,047
(Loss) income from discontinued operations, net of tax	(750)	5,853	(2,701)	5,271

Net (loss) income	(76,581)	90,873	114,348	426,318
Less: Preferred stock dividends attributable to noncontrolling interests	5,264	4,594	19,045	18,375

Net (loss) income - Pitney Bowes Inc.	$(81,845)	$86,279	$95,303	$407,943

Amounts attributable to common stockholders:
Net (loss) income from continuing operations	$(81,095)	$80,426	$98,004	$402,672
(Loss) income from discontinued operations, net of tax	(750)	5,853	(2,701)	5,271

Net (loss) income - Pitney Bowes Inc.	$(81,845)	$86,279	$95,303	$407,943

Basic (loss) earnings per share attributable to common stockholders (1):
Continuing operations	$(0.44)	$0.41	$0.52	$2.01
Discontinued operations	(0.00)	0.03	(0.01)	0.03

Net (loss) income - Pitney Bowes Inc.	$(0.44)	$0.44	$0.51	$2.04

Diluted (loss) earnings per share attributable to common stockholders (1):
Continuing operations	$(0.44)	$0.41	$0.52	$2.00
Discontinued operations	(0.00)	0.03	(0.01)	0.03

Net (loss) income - Pitney Bowes Inc.	$(0.44)	$0.44	$0.50	$2.03

Weighted-average shares used in diluted earnings per share	185,645,814	197,959,779	188,975,198	200,944,874

(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands, except share amounts)

Assets	December 31, 2016	December 31, 2015 (1)
Current assets:
Cash and cash equivalents	$770,985	$650,557
Short-term investments	31,985	117,021
Accounts receivable, net	463,483	476,583
Short-term finance receivables, net	885,994	918,383
Inventories	92,726	88,824
Current income taxes	11,373	6,584
Other current assets and prepayments	68,637	67,400

Total current assets	2,325,183	2,325,352

Property, plant and equipment, net	314,603	330,088
Rental property and equipment, net	188,054	177,515
Long-term finance receivables, net	673,207	760,657
Goodwill	1,573,864	1,745,957
Intangible assets, net	165,172	187,378
Noncurrent income taxes	74,806	70,294
Other assets	524,773	525,891

Total assets	$5,839,662	$6,123,132

Liabilities, noncontrolling interests and stockholders' (deficit) equity
Current liabilities:
Accounts payable and accrued liabilities	$1,378,822	$1,448,321
Current income taxes	34,434	16,620
Current portion of long-term debt and notes payable	614,485	461,085
Advance billings	303,469	353,025

Total current liabilities	2,331,210	2,279,051

Deferred taxes on income	204,320	205,668
Tax uncertainties and other income tax liabilities	61,276	68,429
Long-term debt	2,750,405	2,489,583
Other noncurrent liabilities	593,613	605,310

Total liabilities	5,940,824	5,648,041

Noncontrolling interests (Preferred stockholders' equity in subsidiaries)	-	296,370

Stockholders' (deficit) equity:
Cumulative preferred stock, $50 par value, 4% convertible	1	1
Cumulative preference stock, no par value, $2.12 convertible	483	505
Common stock, $1 par value	323,338	323,338
Additional paid-in-capital	148,125	161,280
Retained earnings	5,110,232	5,155,537
Accumulated other comprehensive loss	(940,133)	(888,635)
Treasury stock, at cost	(4,743,208)	(4,573,305)

Total Pitney Bowes Inc. stockholders' (deficit) equity	(101,162)	178,721

Total liabilities, noncontrolling interests and stockholders' (deficit) equity	$5,839,662	$6,123,132

(1)	Certain prior year amounts have been revised for accounting rules that became effective January 1, 2016 and to conform to current year presentation.

Pitney Bowes Inc.
Business Segments - Revenue and EBIT
(Unaudited; in thousands)

	Three months ended December 31,			Twelve months ended December 31,
	2016	2015	% Change	2016	2015	% Change
Revenue

North America Mailing	$340,884	$363,316	(6%)	$1,342,673	$1,435,140	(6%)
International Mailing	101,072	113,930	(11%)	406,797	445,328	(9%)
Small & Medium Business Solutions	441,956	477,246	(7%)	1,749,470	1,880,468	(7%)

Production Mail	115,054	122,298	(6%)	404,703	421,178	(4%)
Presort Services	118,368	122,247	(3%)	475,582	473,612	0%
Enterprise Business Solutions	233,422	244,545	(5%)	880,285	894,790	(2%)

Software Solutions	90,817	102,992	(12%)	348,234	385,908	(10%)
Global Ecommerce	120,874	112,164	8%	428,586	362,087	18%
Digital Commerce Solutions	211,691	215,156	(2%)	776,820	747,995	4%

Other	-	-	-	-	54,807	(100%)

Total revenue	$887,069	$936,947	(5%)	$3,406,575	$3,578,060	(5%)

EBIT (1)

North America Mailing	$138,350	$164,537	(16%)	$575,080	$646,913	(11%)
International Mailing	12,182	14,485	(16%)	46,547	51,070	(9%)
Small & Medium Business Solutions	150,532	179,022	(16%)	621,627	697,983	(11%)

Production Mail	18,627	16,793	11%	54,061	48,254	12%
Presort Services	25,953	27,709	(6%)	95,258	104,655	(9%)
Enterprise Business Solutions	44,580	44,502	0%	149,319	152,909	(2%)

Software Solutions	12,251	13,627	(10%)	30,159	48,531	(38%)
Global Ecommerce	10,365	9,267	12%	19,200	19,229	(0%)
Digital Commerce Solutions	22,616	22,894	(1%)	49,359	67,760	(27%)

Other	-	-	-	-	10,569	(100%)

Segment EBIT	$217,728	$246,418	(12%)	$820,305	$929,221	(12%)

Reconciliation of segment EBIT to net (loss) income

Segment EBIT	$217,728	$246,418		$820,305	$929,221
Corporate expenses	(30,679)	(61,136)		(189,215)	(213,095)
Adjusted EBIT	187,049	185,282		631,090	716,126
Interest, net (2)	(40,442)	(40,003)		(144,211)	(159,374)
Goodwill impairment	(168,563)	-		(168,563)	-
Restructuring charges and asset impairments, net	(13,793)	(11,477)		(63,296)	(25,782)
Other (expense) income, net	-	(78)		(536)	94,838
Acquisition/disposition related expenses	(1,847)	(4,500)		(5,585)	(14,983)
(Loss) income from continuing operations before income taxes	(37,596)	129,224		248,899	610,825
Provision for income taxes	(38,235)	(44,204)		(131,850)	(189,778)
(Loss) income from continuing operations	(75,831)	85,020		117,049	421,047
(Loss) income from discontinued operations, net of tax	(750)	5,853		(2,701)	5,271
Net (loss) income	$(76,581)	$90,873		$114,348	$426,318

(1)	Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment.

(2)	Includes financing interest expense and interest expense, net.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended December 31,			Twelve months ended December 31,
	2016	2015	Y/Y Chg.	2016	2015	Y/Y Chg.

Reconciliation of reported revenue to revenue excluding currency and Market Exits
Revenue, as reported	$887,069	$936,947	(5%)	$3,406,575	$3,578,060	(5%)
Unfavorable impact on revenue due to currency	13,379	-	NM	36,536	-	NM
Revenue, excluding currency	900,448	936,947	(4%)	3,443,111	3,578,060	(4%)
Less revenue from Market Exits	(2,280)	(6,018)	NM	(5,983)	(25,912)	NM
Revenue, excluding currency and Market Exits	$898,168	$930,929	(4%)	$3,437,128	$3,552,148	(3%)

Reconciliation of reported net (loss) income to adjusted earnings
Net (loss) income	$(76,581)	$90,873		$114,348	$426,318
Loss (income) from discontinued operations, net of tax	750	(5,853)		2,701	(5,271)
Goodwill impairment	166,526	-		166,526	-
Restructuring charges and asset impairments, net	9,945	9,481		42,343	18,089
Loss (gain) on disposition of businesses	1,194	4,149		3,893	(84,250)
Preferred stock redemption	(2,047)	-		2,800	-
Transaction costs related to acquisitions and dispositions	-	48		206	11,475
Acquisition/disposition related expenses	-	-		-	7,246
Legal settlement	-	-		-	4,250
Investment divestiture	-	-		-	(7,756)
Income from continuing operations, after income taxes, as adjusted	99,787	98,698		332,817	370,101
Provision for income taxes, as adjusted	46,820	46,581		154,062	186,651
Income from continuing operations before income taxes, as adjusted	146,607	145,279		486,879	556,752
Interest, net	40,442	40,003		144,211	159,374
EBIT, as adjusted	187,049	185,282		631,090	716,126
Depreciation and amortization	38,261	45,826		178,486	173,312
EBITDA, as adjusted	$225,310	$231,108		$809,576	$889,438

Reconciliation of reported diluted (loss) earnings per share to adjusted diluted earnings per share from continuing operations
Diluted (loss) earnings per share	$(0.44)	$0.44		$0.50	$2.03
Loss (income) from discontinued operations, net of tax	0.00	(0.03)		0.01	(0.03)
Goodwill impairment	0.89	-		0.88	-
Restructuring charges and asset impairments, net	0.05	0.05		0.22	0.09
Loss (gain) on disposition of businesses	0.01	0.02		0.02	(0.42)
Preferred stock redemption	0.01	-		0.03	-
Transaction costs related to acquisitions and dispositions	-	-		-	0.06
Acquisition/disposition related expenses	-	-		-	0.04
Legal settlement	-	-		-	0.02
Investment divestiture	-	-		-	(0.04)
Diluted earnings per share from continuing operations, as adjusted	$0.53	$0.48		$1.68	$1.75

Note: The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash provided by operating activities	$199,763	$163,656		$490,692	$515,056
Capital expenditures	(45,299)	(36,418)		(160,831)	(166,746)
Restructuring payments	13,769	16,030		64,930	62,086
Pension contribution	-	-		36,731	-
Reserve account deposits	(3,996)	1,428		(2,183)	(24,202)
Acquisition/disposition related expenses	-	-		-	10,483
Tax payment related to investment divestiture	-	-		-	20,602
Tax payment related to sale of Imagitas	-	5,306		-	21,224
Cash transaction fees	-	6,856		335	17,971

Free cash flow	$164,237	$156,858		$429,674	$456,474

CONTACT:
Pitney Bowes Inc.
Editorial -
Bill Hughes, 203/351-6785
Chief Communications Officer
or
Financial -
Adam David, 203/351-7175
VP, Investor Relations